                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant  |_|
Filed by a Party other than the Registrant  |_|


Check the Appropriate Box:

|_|      Preliminary Proxy Statement

|_|      Confidential, for Use of the Commission only (as permitted by Rule
         14a-6(e)(2)

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                        HARLEYSVILLE NATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)


                              Bowne of Philadelphia
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required

|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         1)      Title of each class of securities to which transaction applies:
         2)      Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)      Proposed maximum aggregate value of transaction:
         5)      Total fee paid:

|_|      Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                        HARLEYSVILLE NATIONAL CORPORATION



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 13, 1999


TO THE SHAREHOLDERS OF HARLEYSVILLE NATIONAL CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Harleysville National Corporation will be held at 9:30 a.m., prevailing time, on Tuesday, April 13, 1999, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, for the following purposes:

1. Election of three Class A Directors: Harold A. Herr, Henry M. Pollak, and Walter F. Vilsmeier, each for a term of 4 years;

2. Approval and adoption of the Harleysville National Corporation 1998 Stock Incentive Plan;

3. Approval and adoption of the Harleysville National Corporation 1998 Independent Directors Stock Option Plan; and

4. Transaction of any other business properly brought before the Annual Meeting and at any adjournment or postponement of the meeting.

         In accordance with the by-laws of the corporation and action of the Board of Directors, only those shareholders of record at the close of business on February 26, 1999, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         A copy of the corporation's Annual Report for the fiscal year ended December 31, 1998, accompanies this Notice. Copies of the corporation's Annual Report for the 1997 fiscal year may be obtained at no cost by contacting the Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438, telephone 215-256-8851.

         The corporation urges you to mark, sign, date, and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and to assure the presence of a quorum. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the corporation in reducing the expense of additional proxy solicitations. Giving your proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the corporation.


                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ Walter E. Daller, Jr.
                                        --------------------------------------
                                        Walter E. Daller, Jr.
                                        Chairman of the Board,
                                        President and Chief Executive Officer

March 15, 1999
Harleysville, Pennsylvania

                    [HARLEYSVILLE NATIONAL CORPORATION LOGO]
                                  [Letterhead]


                                                                 March 15, 1999


Dear Shareholder:

         There are exciting things happening at Harleysville National Corporation. 1998 was another record breaking year with a 12.2% increase in basic and diluted earnings, accompanied by a 19.4% increase in total assets to $1,332,389,000. This was our 23rd consecutive year of earnings per share increases!

         On January 20, 1999, we consummated the acquisition of Northern Lehigh Bancorp, Inc. As a result of the merger, the subsidiary of Northern Lehigh Bancorp, Inc., Citizens National Bank of Slatington, was merged with and into our subsidiary, The Citizens National Bank of Lansford. The name of this combination has been shortened to Citizens National Bank.

         The Corporations' wholly-owned subsidiaries are The Harleysville National Bank and Trust Company, headquartered in Harleysville, which operates 21 offices in Montgomery, Bucks and Chester Counties; Citizens National Bank, which operates 8 offices in Carbon, Wayne, Lehigh, Northampton and Schuykill Counties; Security National Bank, headquartered in Pottstown, which operates 4 offices throughout Montgomery County; and, HNC Financial Company.

         You will notice that our Proxy Statement has taken on a "new" look. The Proxy Statement is prepared in "Plain English", as recommended by the U.S. Securities and Exchange Commission. We are pleased with the results and hope you find it easier to read.

         I look forward to seeing you at the Annual Meeting.

                                                    Sincerely,


                                                    /s/ Walter E. Daller, Jr.
                                                    --------------------------
                                                    Walter E. Daller, Jr.
                                                    President and
                                                    Chief Executive Officer

                                 PROXY STATEMENT

                      Dated and to be mailed March 15, 1999

                        HARLEYSVILLE NATIONAL CORPORATION
                                 483 MAIN STREET
                      HARLEYSVILLE, PENNSYLVANIA 19438-0195
                                 (215) 256-8851

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 13, 1999

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS........................................................4

VOTING METHODS...............................................................5

PROPOSAL NO. 1 - Election of Class A Directors...............................6

PROPOSAL NO. 2 - 1998 Stock Incentive Plan...................................7

PROPOSAL NO. 3 - 1998 Independent Directors Stock Option Plan...............12

PRINCIPAL OWNERS............................................................15

BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES....................15

INFORMATION CONCERNING DIRECTORS............................................16

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS...........................17

COMPENSATION OF DIRECTORS...................................................18

EXECUTIVE COMPENSATION......................................................19

REPORT OF THE COMPENSATION COMMITTEE........................................24

SHAREHOLDER RETURN PERFORMANCE GRAPH........................................27

SECTION 16(A) REPORTING COMPLIANCE..........................................28

INDEPENDENT AUDITORS........................................................28

ADDITIONAL INFORMATION......................................................29

OTHER MATTERS...............................................................29

EXHIBIT "A" - 1998 STOCK INCENTIVE PLAN.....................................31

EXHIBIT "B" - 1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN..................39

QUESTIONS AND ANSWERS

Q:  WHAT AM I VOTING ON?
A:  -    Election of 3 Class A Directors:

         -  Harold A. Herr
         -  Henry M. Pollak
         -  Walter F. Vilsmeier

     - Approval and adoption of Harleysville National Corporation's 1998 Stock Incentive Plan

     - Approval and adoption of Harleysville National Corporation's 1998 Independent Directors Stock Option Plan

Q:  WHO IS ENTITLED TO VOTE?

A:  Shareholders on the record date, the close of business on February 26, 1999.

Q:   HOW MANY VOTES DO I HAVE?

A:   Each share of common stock is entitled to one vote.

Q:  HOW DO I VOTE?

A: You may cast your vote by completing and mailing your proxy card or by attending the meeting in person.

Q:  HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy card, and do not make any selections, you give authority to James W. Hamilton and Vernon L. Hunsberger to vote on the three proposals and any other matter that may arise at the meeting.

Q:  IS MY VOTE CONFIDENTIAL?

A:   Yes. Only the inspector, American Stock Transfer and Trust
     Company/Shareholder Services, and certain employees have access to your card. All comments remain confidential, unless you ask that your name be disclosed.

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, American Stock Transfer and Trust Company Shareholder Services, 800-937-5449.

Q:  WHAT CONSTITUTES A QUORUM?

A: The corporation is currently authorized to issue 30,000,000 shares of common stock, par value $1.00 per share, and 3,000,000 shares of series preferred stock, par value $1.00 per share. As of February 26, 1999, 7,535,899 shares of Harleysville National Corporation's common stock were issued and outstanding. No shares of preferred stock are outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy card, you will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against the proposals.


Q:  WHEN ARE THE SHAREHOLDER PROPOSALS DUE FOR YEAR 2000 ANNUAL MEETING?

A: Shareholder proposals must be submitted in writing by Tuesday, November 9, 1999, to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

Q: HOW DOES A SHAREHOLDER NOMINATE A DIRECTOR OF HARLEYSVILLE NATIONAL CORPORATION?

A: Submit a written recommendation to the Chairman of the Nominating Committee, c/o Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, PA 19438. The recommendation must include a notarized statement from the nominee indicating willingness to serve, if elected, and principal occupations or employment over the past five years.

QUESTIONS AND ANSWERS


Q:  WHO IS RESPONSIBLE FOR THE SOLICITATION EXPENSES?

A: American Stock Transfer and Trust Company, the corporation's transfer agent and registrar, will assist in the distribution of proxy materials and solicitation of votes according to the terms of the corporation's present contract with the transfer agent.

The corporation is responsible for expenses related to distribution of proxy materials and solicitation of votes and will reimburse American Stock Transfer and Trust Company, stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of pocket expenses for forwarding proxy and solicitation material to the owners of the corporation's common stock.

VOTING METHODS

YOU HAVE THE RIGHT TO VOTE AND, IF DESIRED, TO REVOKE YOUR PROXY AT ANY TIME BEFORE THE ANNUAL MEETING:

       - BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF HARLEYSVILLE NATIONAL CORPORATION AT 483 MAIN STREET, P.O. BOX 195, HARLEYSVILLE, PA 19438;

       - BY EXECUTING A LATER-DATED PROXY AND GIVING WRITTEN NOTICE THEREOF TO THE SECRETARY OF THE CORPORATION; OR

       - BY VOTING IN PERSON AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

SHOULD YOU HAVE ANY QUESTIONS, PLEASE CALL AMERICAN STOCK TRANSFER AND TRUST COMPANY 800-937-5449.


       -    Mark your selections

       -    Date and sign your name exactly as it appears on your card

       - Mail to American Stock Transfer and Trust Company Shareholder Services in the return envelope


[MAILBOX GRAPHIC]

PROPOSAL NO. 1

                          ELECTION OF CLASS A DIRECTORS

         Nominees for election this year are:

-        Harold A. Herr - director since 1987
-        Henry M. Pollak - director since 1996
-        Walter F. Vilsmeier - director since 1987

         Each nominee has consented to serve a 4 year term and until their successors are elected and qualified.

         The by-laws of Harleysville National Corporation provide that the Board of Directors will not have less than 5 members or more than 25 members. The Board of Directors is divided into 4 classes. Each class is elected for a 4 year term. The Board of Directors has authority to fix the number of directors in each class, and the authority to change that number at any time. No person may be elected to serve as a director if they are not of legal age. No person over 72 may serve as a director . The Board of Directors has fixed the number of Board members at 10 with 2 directors in each of Classes B and C, and 3 directors in each of Classes A and D. Section 11.1 of the by-laws requires that a majority of the remaining members of the Board of Directors select and appoint directors to fill vacancies, even if the number of remaining members are less than a quorum. Each person who is appointed in this manner serves as a director until the expiration of the term of office of the class of directors to which he or she was appointed.

         The Board of Directors recommends a vote FOR the election of these Class A Directors.

PROPOSAL NO. 2

                          APPROVAL AND ADOPTION OF THE
                            1998 STOCK INCENTIVE PLAN

         On October 8, 1998, the Board of Directors adopted the corporation's 1998 Stock Incentive Plan subject to approval by the shareholders at the Annual Meeting. The Board of Directors reserved 575,000 shares of common stock for issuance under the Stock Incentive Plan. The terms and effect of the Stock Incentive Plan are summarized below. This summary highlights selected information from the Stock Incentive Plan and may not contain all of the information that is important to you. To understand the Stock Incentive Plan fully, and for more complete descriptions of the terms of the Stock Incentive Plan, you should read carefully the Stock Incentive Plan that is attached as Exhibit "A."

              The purposes of the Stock Incentive Plan are to:

- advance the development, growth and financial condition of the corporation and its subsidiaries by providing additional incentives to key officers and other employees by encouraging them to acquire stock ownership in the corporation; and

- secure, retain and motivate personnel who may be responsible for the operation and management of the corporation and its subsidiaries.

The Stock Incentive Plan is designed to:

- attract and retain individuals of outstanding ability as employees of the corporation and its subsidiaries;

- encourage employees to acquire a proprietary interest in the corporation's business and an incentive to remain in the employ of the corporation and its subsidiaries;

- encourage employees to render superior performance during his or her employment.

Term

         If approved by shareholders at the meeting, the Stock Incentive Plan will become effective as of October 8, 1998, the date it is adopted by the corporation's Board of Directors. The Stock Incentive Plan will continue in effect until all awards under the Stock Incentive Plan either have lapsed, been exercised, satisfied or canceled. No awards shall be granted after the 10th anniversary of the Stock Incentive Plan's effective date, October 8, 2008. The maximum number of shares of stock that the corporation may issue under the Stock Incentive Plan is 575,000, adjusted from time to time to reflect stock splits, payments of stock dividends or other changes in the structure of the corporation's capital.

Administration

         A committee consisting of two or more members of the Board of Directors will administer the Stock Incentive Plan. The committee has the authority and discretion to determine the recipients and conditions under which stock options may be granted. The committee will determine which key officers and other employees of the corporation qualify as eligible to receive awards under the Stock Incentive Plan. A person's eligibility to receive an actual receipt of any award will not prevent him or her from receiving any other incentive or benefit plan or program of the corporation or its subsidiaries.

Awards

The corporation may issue awards under the Stock Incentive Plan in the form of:

- Qualified Options -- options to purchase stock intended to qualify as incentive stock options under Sections 421 and 422 of the Internal Revenue Code; or

- Non-Qualified Options -- options to purchase stock that do not qualify under Sections 421 through 424 of the Internal Revenue Code; or

- Stock Appreciation Rights -- rights that entitle its holder, upon exercise of the right, to receive cash or common stock, an amount equal to the difference between the market value of the underlying common stock and the exercise price of the right; or

- Restricted Stock -- stock that is restricted as to transferability and subject to forfeiture for a certain period of time unless certain conditions are met.

         The corporation may grant more than one award to an eligible person, and the grant of any award does not prohibit the grant of another award to that person or any other person. All awards and the terms and conditions of the grant must be made in writing.

         The Board or the committee, in its sole discretion, determines if the awards may be transferred by the recipient. If not transferable, only the recipient of the award(s) may exercise the award(s) during his or her lifetime, and the awards will not be saleable, transferable or assignable by the recipient, except by estate laws. Generally, awards may be exercised in whole or in part. The corporation will use any funds received from the exercise of any award for its general corporate purposes. The committee may permit acceleration of exercise terms of any award when the committee determines that the situation warrants acceleration. The committee may impose other requirements and conditions, as the committee determines. In addition, the Stock Incentive Plan provides for an acceleration of exercise terms upon a change of control of the corporation.

Qualified Options

         All awards of qualified options are subject to the following terms and conditions:

- The corporation shall issue no more than 575,000 shares of stock as qualified options.

- The corporation may not award any qualified options after October 8, 2008.

- An option holder may not exercise a qualified option sooner than 6 months after the date of grant and may not exercise a qualified option more than 10 years after the date of grant.

- A qualified option holder terminating employment with the corporation or any subsidiary for any reason other than death, may be permitted by the committee to exercise the option for a period of not more than 3 months after the date of termination. If the termination of employment was due to disability, the 3 month period is extended to 12 months. If the person dies while employed by the corporation or any of its subsidiaries, the committee may permit that person's legal representative or beneficiary to exercise the qualified option for not more than 12 months after the person's death.

- The purchase price of the stock subject to the qualified option may not be less than the stock's fair market value at the time the option is awarded.

- The recipient may not sell, transfer or assign the qualified options except by will or estate laws.

Non-Qualified Options

All awards of non-qualified options are subject to the following terms and conditions:

- An option holder may not exercise a non-qualified option sooner than 6 months after the date of grant and may not exercise it later than 10 years after the date of grant.

- If a recipient ceases to be eligible under the Stock Incentive Plan, the committee may permit the recipient to exercise non-qualified options during the remaining term, under the terms and conditions set by the committee.

- The purchase price of the stock subject to the non-qualified option may not be less than the stock's par value.

- Except as otherwise provided by the committee or by estate laws, a recipient may not transfer any non-qualified options.

Stock Appreciation Rights

         An award of a stock appreciation right entitles the recipient to receive, in cash or stock, upon the exercise of the stock appreciation right, all or a portion of the excess of the fair market value of a specified number of shares of stock over a specified price, on a per share basis. If the stock appreciation right is not connected with another award, the specified price of the stock cannot be less than the stock's fair market value at the time the stock appreciation right is awarded. If a recipient holding a stock appreciation right ceases to be eligible under the Stock Incentive Plan, the committee may permit the recipient to exercise the stock appreciation right during its remaining term, pursuant to any terms and conditions prescribed by the committee. A stock appreciation right can be granted either alone or in connection with another award, other than another stock appreciation right, so as to operate in tandem with the other award. However, if related to another award, a stock appreciation right is not exercisable later than the last day that the related award is exercisable.

         Stock appreciation rights awarded in conjunction with qualified options are subject to the following terms and conditions:

-        The corporation will not award a stock appreciation right after October
         8, 2008.

- A stock appreciation right is not exercisable before 6 months after the date of the grant.

- Stock appreciation rights will expire no later than the expiration date of related qualified options.

- Payment to the recipient upon the exercise of a stock appreciation right can be made in either cash or in stock.

- A stock appreciation right is not to be for more than the difference between the stock purchase price under the related qualified option and the stock's fair market value at the time the stock appreciation right is exercised.

- A stock appreciation right is transferable only in conjunction with the qualified option.

- A stock appreciation right is exercisable only at the time when the qualified option is exercisable.

- A stock appreciation right may be exercised only when the stock's fair market value exceeds the stock purchase price under the qualified option.

Restricted Stock

         The committee, in its discretion, may issue restricted stock to a recipient. Except as otherwise provided in the Stock Incentive Plan or the restricted stock award, a restricted stockholder has the same rights as a holder of common stock, including the right to vote the shares and receive dividends. However, as long as there are restrictions on the award, the shares, the right to vote the shares and the right to receive dividends may not be sold, transferred, encumbered or otherwise disposed of. If a recipient's employment with the corporation ceases for any reason before the lapse of the restrictions on the restricted stock, all of the restricted stock still subject to unexpired restrictions shall be forfeited to the corporation by the recipient.

Federal Tax Consequences

         An employee who receives qualified options will not recognize taxable income on the grant or the exercise of the option. If the stock acquired by the exercise of a qualified option is held until the later of:

-        2 years from the date of the grant; and

-        1 year from the date of exercise,

any gain (or loss) recognized on the sale or exchange of the stock will be treated as long-term capital gain (or loss), and the corporation will not be entitled to any income tax deduction. If stock acquired on the exercise of a qualified option is sold or exchanged before the expiration of the required holding period, the employee will recognize ordinary income in the year of disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the stock on the date of exercise, or the selling price. In the event of a disqualifying disposition, the corporation will be entitled to an income tax deduction in the year of such disposition in an amount equal to the amount of ordinary income recognized by the employee.

         An employee who receives a non-qualified option will not recognize taxable income on the grant of the option. However, upon exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The corporation is entitled to an income tax deduction in the year of exercise in an amount equal to the amount of income recognized by the employee.

         An employee who receives a stock appreciation right will not recognize taxable income on the grant of the stock appreciation right. However, upon the exercise of the stock appreciation right, the employee will recognize ordinary income in an amount equal to the cash or the fair market value of the stock received. The corporation will be entitled to an income tax deduction in the year the employee exercises the stock appreciation in an amount equal to the amount of income recognized by the employee.

         An employee who receives restricted stock will not recognize taxable income on the award of the restricted stock if the restricted stock is non-transferable and subject to a substantial risk of forfeiture. The employee shall recognize taxable income at the first time that

-        the rights in the restricted stock are transferable, or

- are not subject to a substantial risk of forfeiture, whichever occurs earlier.

         The employee will recognize taxable income in an amount equal to the excess of the fair market value of the restricted stock at such first time, over the amount paid for the restricted stock. However, an employee may elect to include in his or her taxable income for the tax year when the stock is deemed transferred to the employee the excess of the fair market value of the restricted stock at the time of the award, over the amount paid for the restricted stock. The corporation will be entitled to an income tax deduction, in an amount equal to the taxable income recognized by the employee, for the corporation's taxable year in which the taxable income is recognized by the employee.

         This tax discussion is intended only as a summary. The federal income tax consequences to any person who participates in the Stock Incentive Plan and to the corporation may vary from those described above, depending upon individual actions and circumstances.

         As of February 26, 1999, approximately 41 executive officers may participate in the Stock Incentive Plan. The Committee, in its discretion, will determine the size and type of awards. Such future grants by the Committee are not presently determinable, nor is it possible to predict the benefits that may be granted or allocated to particular individuals or groups for 1999.

         The following table sets forth the benefits that would have been granted under the Stock Incentive Plan had it been in effect during 1998. The table assumes that the grants would have been made on October 7, 1998. On that date, the approximate fair market value of the corporation's common stock was $34.00 per share.

                                NEW PLAN BENEFITS

 Name and Position                                        Dollar Value              Number of Units
 -----------------                                        ------------              ---------------

 Walter E. Daller, Jr.                                        $102,000                     3,000
 President and CEO

 Demetra M. Takes                                              $51,000                     1,500
 Executive Vice President and COO

 Fred C. Reim, Jr.                                             $51,000                     1,500
 President and CEO, Security National Bank

 Thomas D. Oleksa                                              $51,000                     1,500
 President and CEO, Citizens National Bank

 Dennis L. Detwiler                                            $34,000                     1,000
 Senior Vice President

 Vernon L. Hunsberger                                          $34,000                     1,000
 Senior Vice President, CFO and Cashier

 Executive Group                                              $323,000                     9,500

 Non-Executive Director Group                                       $0                         0

 Non-Executive Officer Employee Group                         $459,000                    13,500



                  The Board of Directors may amend, suspend or terminate the Stock Incentive Plan at any time without shareholder approval. However, the amendment or termination of this Plan shall not, without the consent of the recipients, alter or impair any rights or obligations under any award previously granted under this Plan.

                  The Board of Directors unanimously recommends a vote FOR the following resolution that will be presented at the Annual Meeting:

         RESOLVED, that the shareholders of the corporation hereby approve, adopt, ratify and confirm the 1998 Stock Incentive Plan, the text of which is set forth in its entirety in the proxy statement for the 1999 Annual Meeting of Shareholders as Exhibit "A."

                  A majority of shareholders entitled to vote must vote in the affirmative to approve and adopt the Stock Incentive Plan. The proxy holders will vote FOR the above resolution unless shareholders specify otherwise on their proxy cards.

                  The Board of Directors unanimously recommends a vote FOR the proposal to approve and adopt the 1998 Stock Incentive Plan.

PROPOSAL NO. 3

                                 APPROVAL OF THE
                  1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN

                  On October 8, 1998, the Board of Directors adopted the corporation's 1998 Independent Directors Stock Option Plan, subject to approval by the shareholders at the Annual Meeting. The Board of Directors reserved 75,000 shares of common stock for issuance under the director plan. The terms and effect of the director plan are summarized below. This summary highlights selected information from the director plan and may not contain all of the information that is important to you. To understand the director plan fully, and for more complete descriptions of the terms of the director plan, you should read carefully the plan that is attached as Exhibit "B."

                  The purposes of the director plan are to:

- advance the development, growth and financial condition of the corporation and its subsidiaries by providing an additional incentive to non-employee directors by encouraging them to acquire stock ownership in the corporation; and

-        secure, retain, and motivate non-employee directors.

         The director plan will benefit the corporation and its shareholders because it will:

- encourage directors to have a greater personal financial stake in the corporation's business through the ownership of the corporation's common stock; and

-        align the directors' common interest with that of shareholders; and

-        increase the long-term value of the corporation's stock.

                  Under the plan, the corporation will issue stock only to non-employee directors of the corporation or its subsidiaries. The corporation will not issue stock to executive officers who are also directors.

Term

                  If approved by shareholders at the meeting, the plan will become effective as of October 8, 1998, the date it was adopted by the corporation's Board of Directors. The plan will continue in effect until all awards under this plan either have lapsed, been exercised, satisfied or canceled. No awards shall be granted after the 10th anniversary of the plan's effective date, October 8, 2008. The maximum number of shares of stock that the corporation may issue under the plan is 75,000, adjusted from time to time to reflect stock splits, payments of stock dividends or other changes in the structure of the corporation's capital.

Eligibility

                  Under the plan, the corporation may grant awards to non-employee or "independent" directors. The corporation will grant a stock option to each non-employee director on April 13, 1999, and on the first business day of January 2000. On each date of grant, the corporation will grant an option to purchase 3,750 shares of common stock to each non-employee director. The purchase price of a share of the common stock subject to a stock option will be the fair market value of the common stock at the date of grant. The recipient may exercise these stock options for a period of 10 years from the date of grant. The remaining shares under the plan shall be awarded and granted on the first business day of January of each following year beginning in 2001 at the rate of 500 shares of common stock options per each non-employee director of the corporation until such time as no shares remain available under the plan.

                  If a non-employee director ceases to be a director of the corporation for any reason and is not designated as "Director Emeritus," then he or she may not exercise the remaining portion of his or her stock options later than 12 months after ceasing to be a non-employee director. If a non-employee director dies prior to the expiration of his or her stock options, and without having fully exercised exercisable stock options, the director's legal representative or beneficiary may exercise the stock options only during the 12 month period immediately following the director's death.

Transferability

                  Except as otherwise provided by the Board of Directors or by estate laws, the recipient may not transfer stock options under this plan.

                  If the shareholders approve the director plan, the plan will cover certain stock options granted after April 13, 1999. The table below assumes that the corporation made grants on April 14, 1998.


                                                 NEW PLAN BENEFITS*

Name and Position                                  Dollar Value                    Number of Units
-----------------                                  ------------                    ---------------

Walter E. Daller, Jr                               $0                                  0
President and CEO

Demetra M. Takes                                   $0                                  0
Executive Vice President and COO

Fred C. Reim, Jr                                   $0                                  0
President and CEO, Security National Bank

Thomas D. Oleksa                                   $0                                  0
President and CEO, Citizens National Bank

Vernon L. Hunsberger                               $0                                  0
Senior Vice President, CFO and Cashier

Dennis L. Detwiler                                 $0                                  0
Senior Vice President

Executive Group                                    $0                                  0

Non-Executive Director Group                       $1,457,663                          33,750

Non-Executive Officer Employee Group               $0                                  0


* If this plan had been in effect during calendar year 1998, the dollar value of 33,750 stock options, issued on April 14, 1998, following the Board of Directors' annual reorganization meeting, would be $1,457,663, or $43.19 per share, based on the fair market value of the corporation's common stock on April 14, 1998.


Adjustments

         The plan provides for changes in the outstanding shares issued by the corporation, such as splits and dividends. If any change occurs, the corporation will adjust the number of shares in the plan and the number of shares of each option.

Amendment

         The Board of Directors may amend, suspend or terminate the plan at any time without shareholder approval, subject to requirements under applicable securities and tax laws or regulations. However, any amendment of the plan may not materially or adversely affect any right of a director with respect to shares of common stock previously issued without the director's written consent.

Termination

         The director plan will terminate upon the earlier of:


-        the Board's adoption of a resolution terminating the director plan; or

- the 10th anniversary of the effective date of the director plan, or October 8, 2008.

General Information

          If the shareholders approve the plan, it will cover stock options granted to directors on April 13, 1999. The corporation will register the plan with the Securities and Exchange Commission and with any applicable state securities commissions. The corporation will bear the cost of any registration.

Federal Income Tax Consequences of Director Plan

         The plan permits non-employee directors to receive grants of non-qualified stock options. A non-employee director receiving a stock option will not recognize taxable income on the grant of the option. However, upon exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The corporation will be entitled to an income tax deduction in the year of exercise in an amount equal to the amount of income recognized by the director.

         This tax discussion is intended as a summary only. The federal income tax consequences to any recipient of options under the plan and to the corporation may vary from those described above, depending upon individual actions and circumstances.

         The Board of Directors unanimously recommends a vote FOR the following resolution that will be presented at the Annual Meeting:

                  RESOLVED, that the shareholders of the corporation hereby approve, adopt, ratify and confirm the 1998 Independent Directors Stock Option Plan, the text of which is attached to the proxy statement for the 1999 Annual Meeting of Shareholders as Exhibit "B."

                  A majority of all shareholders entitled to vote must vote in the affirmative to approve and adopt the director plan. The proxy holders will vote FOR the above resolution unless shareholders specify otherwise on their proxy cards.

                  The Board of Directors unanimously recommends a vote FOR the proposal to approve and adopt the 1998 Independent Directors Stock Option Plan.

PRINCIPAL OWNERS

         The following table indicates the name and address of each person or business group who owns more than 5% of Harleysville National Corporation's total outstanding shares of common stock as of February 26, 1999. The corporation also lists the number of shares and the percentage of total outstanding shares beneficially owned by each person or business group.

                                                              SHARES                  PERCENT OF OUTSTANDING
                                                            BENEFICIALLY                   COMMON STOCK
NAME AND ADDRESS                                             OWNED (1)                   BENEFICIALLY OWNED
----------------                                             ---------                   ------------------

The Harleysville National Bank and Trust Company ...       449,163 (2)                         5.89%
    Trust Department
    483 Main Street
    P.O. Box 195
    Harleysville, Pennsylvania 19438

----------------------------

(1) The securities "beneficially owned" by an individual are determined according to the definitions of "beneficial ownership" found in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who resides in the same home, as well as securities that the individual has or shares the right to vote or the authority to make investment decisions or any shares the individual has the right to acquire beneficial ownership of within 60 days after February 26, 1999. Beneficial ownership may be disclaimed under certain circumstances.

(2) Shares held by Harleysville National Bank and Trust Company's Trust Department are held in its fiduciary capacity. Harleysville National Bank and Trust Company's Trust Department has sole power to vote or to direct the vote of 449,163 shares and sole power to make investment decisions for 449,163 shares. Harleysville National Bank and Trust Company's Trust Department intends to vote all shares under its control FOR the election of the nominees for Class A Directors and the Stock Option Plans proposed in this proxy statement.

BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

         The following table indicates the amount and percentage of Harleysville National Corporation's total outstanding shares of common stock beneficially owned by each named officer, director and nominee for director and by all officers of Harleysville National Corporation and its banking subsidiaries as a group, as of February 26, 1999.

                                                                     SHARES           PERCENT OF OUTSTANDING
                                                                  BENEFICIALLY            COMMON STOCK
NAME AND POSITION                                                    OWNED              BENEFICIALLY OWNED
-----------------                                                 ------------          ------------------

Walter E. Daller, Jr., Director and Officer (4)................    165,249  (5)             2.17%
LeeAnn Bergey, Director (2)....................................        100  (6)                *
Martin E. Fossler, Director (4)................................     11,657  (7)                *
Harold A. Herr, Director (1)...................................     11,836  (8)                *
Thomas S. McCready, Director (4)...............................    126,587  (9)             1.66%
Henry M. Pollak, Director (1)..................................     17,926 (10)                *
Palmer E. Retzlaff, Director (2)...............................      1,677  (8)                *
Walter F. Vilsmeier, Director (1)..............................      5,891  (8)                *
William M. Yocum, Director (3).................................     33,222  (8)                *
All Officers and Directors as a Group (25 persons).............    458,442 (11)             6.01%(12)

----------------------
*Less than one percent (1%) unless otherwise indicated.

(1) Class A Director whose term expires in 1999 and a nominee for Class A Director whose term will expire in 2003.

(2)      Class B Director whose term expires in 2000.

(3)      Class C Director whose term expires in 2001.

(4)      Class D Director whose term expires in 2002.

(5) Includes: 24,103 shares solely owned by W. Daller; 119,307 shares owned jointly with spouse; 12,339 shares owned solely by spouse; and, 9,500 stock options, none of which are exercisable.

(6)      Shares owned jointly with spouse.

(7) Includes: 11,131 shares solely owned by M. Fossler; and 526 shares owned by spouse.

(8)      Shares are solely owned.

(9) Includes: 66,409 shares owned as Trustee of his personal trust; and 60,178 shares owned by his spouse as Trustee of her personal trust.

(10)     Includes: 17,926 shares owned jointly with spouse.

(11) Does not include 449,163 shares held by the Trust Department of The Harleysville National Bank and Trust Company in its fiduciary capacity.

(12) The percent of class assumes the exercise of all outstanding options issued to directors, employee directors, and officers and, therefore, on a pro forma basis, 7,627,986 shares of common stock outstanding.


                        INFORMATION CONCERNING DIRECTORS

Three Directors will be elected at the Annual Meeting to serve as Class A Directors for a four-year term expiring in the year 2003.

                                                                PRINCIPAL OCCUPATION                  DIRECTOR OF
                                                               FOR PAST FIVE YEARS AND                CORPORATION
NAME                                             AGE      POSITION HELD WITH THE CORPORATION            SINCE
----                                             ---      ----------------------------------            -----

CURRENT CLASS A DIRECTORS AND
NOMINEES FOR CLASS A DIRECTOR
TO SERVE UNTIL 2003

Walter F. Vilsmeier...........................   69       Chief Executive Officer - Vilsmeier           1987
                                                          Auction Co., Inc., auction and
                                                          appraisal services

Harold A. Herr................................   51       Partner - Albert S. Herr & Sons,              1987
                                                          Agri-Business

Henry M. Pollak...............................   67       President - American Machine and              1996
                                                          Tool, manufacturer of pumps and
                                                          woodworking tools; Director of
                                                          Security National Bank

CLASS B DIRECTORS
TO SERVE UNTIL 2000

Palmer E. Retzlaff...........................    67       President - Southwest Grain                   1996
                                                          Company, a grain import and
                                                          export business; Director,
                                                          Teleflex, Inc.; and Paris
                                                          Business Corp.

LeeAnn Bergey................................    45       President - Bergey's Leasing                  1999
                                                          Associates, a full-service
                                                          truck leasing and rental company

                                                              PRINCIPAL OCCUPATION                  DIRECTOR OF
                                                             FOR PAST FIVE YEARS AND                CORPORATION
NAME                                             AGE     POSITION HELD WITH THE CORPORATION           SINCE
----                                             ---     ----------------------------------           -----

CLASS C DIRECTORS
TO SERVE UNTIL 2001

William M. Yocum............................     64     President - W. M. Yocum Machine                1984
                                                        Company

CLASS D DIRECTORS
TO SERVE UNTIL 2002

Walter E. Daller Jr.........................     59     Chairman of the Board, President and           1977
                                                        Chief Executive Officer of the
                                                        corporation; President and Chief
                                                        Executive Officer of Harleysville;
                                                        Director of Citizens National Bank
                                                        since 1991; and Director of Security
                                                        National Bank since 1994

Martin E. Fossler...........................    70      Retired-formerly President MEFCO,              1984
                                                        a manufacturer of industrial packaging

Thomas S. McCready..........................    68      Attorney-at-law; Chairman of the               1996
                                                        Board and Director of Citizens
                                                        National Bank



MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   -----------   -------
                                                                                   INVESTMENT
  BOARD MEMBER     CORPORATE   AUDIT      COMPENSATION   COMPLIANCE   EXECUTIVE     AND FUNDS    NOMINATING    PENSION &     TRUST
                     BOARD                                                         MANAGEMENT                  401(K) PLAN
-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   -----------   -------
W. E. Daller, Jr.    [CHECK]                                             [CHECK]
-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   ----------    -------
M. E. Fossler        [CHECK]    [CHECK]        [CHECK]                   [CHECK]      [CHECK]
-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   ----------    -------
H. A. Herr           [CHECK]    [CHECK]                                                              [CHECK]
-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   ----------    -------
T. S. McCready       [CHECK]                                                                                      [CHECK]
-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   ----------    -------
H. M. Pollak         [CHECK]    [CHECK]
-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   ----------    -------
P. E. Retzlaff       [CHECK]    [CHECK]        [CHECK]                                [CHECK]        [CHECK]
-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   ----------    -------
W. F. Vilsmeier      [CHECK]                                                          [CHECK]        [CHECK]                 [CHECK]
-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   ----------    -------
W. M. Yocum          [CHECK]                                [CHECK]      [CHECK]
-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   ----------    -------
MEETINGS HELD IN       10        3             5              4           6             4             3            4           4
      1998
-----------------  ----------  -------    ------------   ----------   ----------   ----------   ------------   ----------    -------

-   AUDIT:

   Reviews auditing, accounting, financial reporting and internal control functions. Recommends our independent accountant and reviews their services. All members are non-employee directors.

-  COMPENSATION:

   Administers executive compensation programs, policies, and practices. Acts in an advisory role on employee compensation. All members are non-employee directors.

-  COMPLIANCE:

   Assures the Board of Directors that Harleysville National Corporation's banking subsidiaries are in compliance with all applicable laws and regulations.

-        EXECUTIVE:
         Acts, with limited powers, on behalf of the Board whenever the Board is not in session. Meets only as needed.

-        INVESTMENT AND FUNDS MANAGEMENT:
         Oversees the Investment Policy, reviews liquidity, and approves the type and maturity of investments.

-        NOMINATING:
         Considers and recommends nominees for election as directors and officers. Reviews and evaluates the Board and its members. All members are non-employee directors.

-        PENSION & 401(K) PLAN:
         Ensures the retirement plans are meeting the needs of the employees at a reasonable cost to the corporation. Evaluates the investment performance, recommends plan revisions and reviews the performance of the plan administrators and investment managers.

-        TRUST:
         Administers policies and procedures for the Investment Management and Trust Division. Reviews all exceptions to Trust accounts. Reviews financial reporting for division.


           The members of the Board of Directors of the corporation also serve as the members of the Board of Directors of the Harleysville National Bank and Trust Company, with the exception of Mr. McCready and Mr. Pollak. During 1998, the corporation held 10 regular monthly board meetings, the Annual Meeting and the annual reorganization meeting. All of the directors attended at least 75% of the meetings of the Boards of Directors of the corporation and the bank and of the committees of which they were members.

   COMPENSATION OF DIRECTORS

           Directors of Harleysville National Corporation do not receive a fee for meetings attended, with the exception of Mr. McCready and Mr. Pollak who receive one-half of the annual retainer fee and one-half of the meeting fee paid to Directors of the Harleysville National Bank and Trust Company for each meeting of the corporation attended. These reduced fees are paid to Messrs. McCready and Pollak in recognition of the time and travel necessary to attend the meetings of the corporation. Historically, the corporation holds fewer meetings than each of its banking subsidiaries. Directors of the Harleysville National Bank and Trust Company received a fee of $425 for each board meeting attended, an annual retainer fee of $7,000, and also received a fee of $310 for each committee meeting they attended. Directors were not compensated for committee meetings less than 15 minutes in duration or for committee meetings held prior to a Board meeting. Each Director of the Harleysville National Bank and Trust Company received a bonus of $2,500. In the aggregate, the Board of Directors of Harleysville received $146,378.

           Harleysville National Corporation maintains deferred compensation plans for its directors. In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution. Under the terms of the plan, benefits can be paid out to the respective directors over a ten-year period. Should the director die before age 70 or before receiving all of the benefits, those benefits would be paid to his or her beneficiary until age 70 or for ten years, whichever shall be greater. This plan is considered an unfunded plan, which is subject to substantial risk of forfeiture, and the director is not considered to be vested according to the plan.

   EXECUTIVE COMPENSATION

           Shown below is information concerning annual and long-term compensation for services in all capacities to Harleysville National Corporation and its banking subsidiaries for the fiscal years ending December 31, 1998, 1997, and 1996 for those individuals who served as Harleysville National Corporation's Chief Executive Officer, and were executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 at December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                          RESTRICTED    OPTIONS     LTIP           ALL OTHER
      NAME AND POSITION          YEAR     SALARY      BONUS      OTHER      STOCK       (SHARES)   PAYOUTS      COMPENSATION(2)
      -----------------          ----     ------      -----      -----      -----       --------   -------      -------------
                                           ($)         ($)        ($)        ($)          (#)        ($)             ($)

Walter E. Daller, Jr.            1998    358,183     193,100      --          --         9,500        --           144,444
Chairman, President and CEO      1997    336,680     171,400      --          --           --         --           144,194
                                 1996    316,750     160,800      --          --           --         --           153,694
Demetra M. Takes                 1998    168,173      67,000      --          --         5,000        --            62,211
Executive Vice President         1997    158,000      60,000      --          --           --         --            61,951
and COO                          1996    148,750      57,000      --          --           --         --            64,649
Vernon L. Hunsberger             1998    106,510      27,500      --          --         2,500        --            16,704
Senior Vice President,           1997    100,000      25,000      --          --           --         --            16,440
CFO and Cashier                  1996     95,400      23,850      --          --           --         --            17,845
Dennis L. Detwiler               1998     87,170      21,700      --          --         2,500        --            13,602
Senior Vice President            1997     77,750      19,450      --          --           --         --            13,320
                                 1996     72,664      16,500      --          --           --         --            12,042
Fred C. Reim, Jr.                1998    120,464      25,000      --          --         5,000        --             3,614
President and CEO                1997    107,585      26,900      --          --           --         --             3,228
Security National Bank           1996    102,462      20,500      --          --           --         --             7,666


              (2)MAJOR COMPONENTS OF ALL OTHER COMPENSATION INCLUDE:


                             DIRECTORS             SUPPLEMENTAL           HARLEYSVILLE'S            STOCK BONUS
                              DEFERRED         EXECUTIVE RETIREMENT           PROFIT             30 SHARES AWARDED
                         COMPENSATION PLAN              PLAN               SHARING PLAN          DECEMBER 24, 1996
                         -----------------              ----               ------------          -----------------

Walter E. Daller, Jr.
1998                           6,990                  132,454                  5,000                    --
1997                           6,990                  132,454                  4,750                    --
1996                           6,990                  132,454                 13,500                  $750
Demetra M. Takes
1998                             --                    57,211                  5,000                    --
1997                             --                    57,211                  4,740                    --
1996                             --                    50,511                 13,388                  $750
Vernon L. Hunsberger
1998                             --                    13,509                  3,195                    --
1997                             --                    13,509                  2,931                    --
1996                             --                     8,509                  8,586                  $750
Dennis L. Detwiler
1998                             --                    10,987                  2,615                    --
1997                             --                    10,987                  2,333                    --
1996                             --                     6,387                  4,905                  $750
Fred C. Reim, Jr.
1998                             --                       --                   3,614                    --
1997                             --                       --                   3,228                    --
1996                             --                       --                   6,916                  $750

   EXECUTIVE COMPENSATION

           During 1998, Harleysville National Corporation and/or the Harleysville National Bank and Trust Company, and/or Security National Bank and/or Citizens National Bank entered into employment agreements with certain key executives.

           Harleysville National Corporation and the Harleysville National Bank and Trust Company entered into an employment agreement with Mr. Walter E. Daller, Jr., Chairman, President and Chief Executive Officer of the corporation and the bank. The agreement is for a term of 5 years. The term renews automatically at the end of the five-year period for an additional three-year term. The employment agreement renews automatically at the end of the three-year extension for additional one-year terms. The corporation and the bank must provide written notice to Mr. Daller of non-renewal prior to the automatic extension dates if they do not want the agreement to automatically renew. The agreement specifies Mr. Daller's position and duties, compensation and benefits, and indemnification and termination provisions. The agreement also contains a non-competition provision and a confidentiality provision.

           Under the terms of his employment agreement, Mr. Daller serves as the Chairman, President and Chief Executive Officer of the Harleysville National Corporation and of the Harleysville National Bank and Trust Company. Mr. Daller is entitled to an annual direct salary of $340,000 for 1998 and $357,000 in 1999. This salary may be increased in subsequent years as the Board of Directors deems appropriate. In addition, the Boards of Directors of the corporation and the bank may pay a periodic bonus to Mr. Daller. Effective January 1, 1999, Mr. Daller is not entitled to receive director's fees or other compensation for serving on the corporation's and the bank's Boards of Directors or committees. Mr. Daller is also entitled to receive employee benefits made available by the Harleysville National Bank and Trust Company to its employees and to the use of an automobile.

           If the corporation terminates Mr. Daller's employment for cause, then his rights under the agreement terminate as of the effective date of his termination. If Mr. Daller terminates his employment for good reason, then he is entitled to an amount equal to the balance of his "Agreed Compensation" for the then remaining employment period or 2.99 times his "Agreed Compensation," whichever is greater. Mr. Daller's rights under the agreement terminate automatically upon his disability, except, however, that Mr. Daller will receive an amount equal to and no greater than 70% of his "Agreed Compensation" until the earliest to occur of his return to work, his attainment of age 65 or his death. Mr. Daller's rights under the agreement terminate upon his death and Harleysville National Corporation and the Harleysville National Bank and Trust Company will pay 2.99 times his annual base salary to his designated beneficiary. If Mr. Daller retires prior to the expiration of the agreement, the corporation and the bank will pay Mr. Daller a lump sum of 1.5 times his "Agreed Compensation." If Mr. Daller's employment is terminated as a result of a change in control, then he is entitled to receive a lump sum payment equal to no greater than 2.99 times his "Agreed Compensation". In addition, Mr. Daller has certain rights to continuation of his life, disability, medical insurance, and other normal health and welfare benefits.

         During 1998, Harleysville National Corporation and its banking subsidiaries also entered into employment agreements with:

         - Demetra M. Takes, Executive Vice President and Chief Operating Officer, the Harleysville National Bank and Trust Company

         - Vernon L. Hunsberger, Chief Financial Officer and Cashier, the Harleysville National Bank and Trust Company

         - Fred C. Reim, Jr., President and Chief Executive Officer, Security National Bank

         - Thomas D. Oleksa, President and Chief Executive Officer, Citizens National Bank

                These employment agreements are similar to Walter E. Daller, Jr.'s agreement, except that the term is for 3 years and renews automatically at the end of the three-year period for additional one-year terms.

   OPTION GRANTS TABLE

           Stock options were granted to executive officers during the fiscal year ended December 31, 1998. All options were granted under the 1993 Stock Incentive Plan.

                                          NO. OF SECURITIES     PERCENT OF TOTAL     EXERCISE OR                     GRANT
                                             UNDERLYING          OPTIONS GRANTED      BASE PRICE     EXPIRATION       DATE
         NAME                              OPTIONS GRANTED        TO EMPLOYEES          ($/SH)          DATE         VALUE(1)
         ----                              ---------------        ------------          ------          ----         ------

W. E. Daller, Jr.                              9,500(2)               13.0%             $35.00        10/27/08      $332,500
President and CEO
D. M. Takes                                    5,000(3)               6.9%              $35.00        10/27/08      175,000
Executive Vice President and COO
V. L. Hunsberger                               2,500(3)               3.4%              $35.00        10/27/08       87,500
Senior Vice President and CFO
D. L. Detwiler                                 2,500(3)               3.4%              $35.00        10/27/08       87,500
Senior Vice President
F. C. Reim, Jr.                                5,000(3)               6.9%              $35.00        10/27/08      175,000
President and CEO
Security National Bank


(1) Fair market value of underlying securities based on the average of the closing bid and asked prices of the corporation's common shares on the NASDAQ Stock Exchange on the date of grant, October 27, 1998.

(2)  Vesting schedule is 25% on 10/27/99; 25% on 10/27/00; 25% on 10/27/01; and,
     25% on 10/27/02.

(3)  Vesting schedule is 50% on 10/27/99; and, 50% on 10/27/00.

   AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

           The table below shows information about all exercises of stock options by the named officers during the last fiscal year as well as the fiscal year-end option values for each named executive officer under the 1993 Stock Incentive Plan and held by them at December 31, 1998.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                       SHARES                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                                      ACQUIRED                           OPTIONS/AT                    OPTIONS/AT
NAME AND                                 ON           VALUE                FY-END                       FY-END(1)
PRINCIPAL POSITION                    EXERCISE      REALIZED     EXERCISABLE/UNEXERCISABLE(2)  EXERCISABLE/UNEXERCISABLE
------------------                    --------      --------     --------------------------    -------------------------
                                         (#)           ($)                   (#)                          ($)

W. E. Daller, Jr.                        --             --                 --/9,500                     --/38,000
President and CEO
D. M. Takes                              --             --                 --/5,000                     --/20,000
Executive Vice President and COO
V. L. Hunsberger                         --             --                 --/2,500                     --/10,000
Senior Vice President and CFO
D. L. Detwiler                           --             --                 --/2,500                     --/10,000
Senior Vice President
F. C. Reim, Jr.                          --             --              1,042/5,695                 15,234/30,161
President and CEO
Security National Bank


(1) Market value of underlying securities based on the closing price of the corporation's common shares on the NASDAQ Stock Exchange on December 31, 1998, minus the exercise price.

(2)  Shares granted under the 1993 Stock Incentive Plan.

   PENSION PLAN

           Harleysville National Corporation maintains a non-contributory funded pension plan for all full-time employees of its banking subsidiaries over age 21 who have completed 1 year of service. Annual benefits to eligible retired employees at age 65 or, if later, the 5th anniversary of the first day of the plan year in which they began to participate in the plan, are provided according to the following formula:

         The product of (A) and (B),

         (A)      equals the sum of:

              (i)  .65% of average compensation, plus

              (ii) .60%, (.56% or .52% for participants whose social security retirement age is 66 or 67, respectively) of average compensation above the covered compensation level of an individual attaining the social security retirement age in the current plan year, and

         (B) equals the participant's years of service as of his normal retirement date, but not in excess of 25 years.

           Average compensation is the average of the highest 5 consecutive salaries, excluding bonuses, during the last 10 years of employment. Compensation for pension purposes is limited to $160,000 for calendar year 1998 (for 1996 and earlier the compensation limit was $150,000) as required under federal pension law. Total contributions by the bank to the pension plan for the years ending December 31, 1998, December 31, 1997, and December 31, 1996, were $0, $0, and $407,482.

           The following table shows the estimated annual retirement benefit payable according to the pension plan to an officer currently age 65 for his lifetime. The table does not reflect any limitations on benefits to participants that may apply under the Internal Revenue Code. Benefits listed in the table below are integrated with Social Security.

     AVERAGE
      ANNUAL               10 YEARS              15 YEARS            20 YEARS             25 YEARS         30 YEARS
     EARNINGS              OF SERVICE            OF SERVICE          OF SERVICE           OF SERVICE       OF SERVICE
     --------              ----------            ----------          ----------           ----------       ----------
     $ 75,000              $ 7,617              $11,425              $15,234             $19,042           $19,402
      100,000               10,742                16,113              21,484               26,854           26,854
      125,000               13,867                20,800              27,734               34,667           34,667
      150,000               16,992                25,488              33,984               42,479           42,479
      160,000               18,242                27,633              36,484               45,604           45,604


           Walter E. Daller, Jr., President and Chief Executive Officer of the Harleysville National Corporation has 25 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1998, is $154,000.

           Demetra M. Takes, Executive Vice President of the Harleysville National Bank and Trust Company, has 25 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1998, is $148,150.

           Vernon L. Hunsberger, Senior Vice President of the Harleysville National Bank and Trust Company, has 25 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1998, is $95,242.

           Dennis L. Detwiler, Senior Vice President of the Harleysville National Bank and Trust Company, has 14 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1998, is $74,595.

           Fred C. Reim, Jr., President and Chief Executive Officer of Security National Bank, has 5 years of credited service under the pension plan. Average salary upon which benefits would be calculated at December 31, 1998, is $104,212.

   401(k) PLAN

           Harleysville National Corporation maintains a 401(k) plan. It is a tax-exempt profit-sharing plan, qualified under 401(k) of the Internal Revenue Code. All employees are eligible to participate on the first day of the calendar quarter following six months of service, if they are 21 years of age, and they may contribute a maximum of 15% salary on a pre-tax basis with a 50% employer match up to a maximum of 3% of salary. The funds in the 401(k) plan are managed by an independent investment manager. Distributions are made upon normal retirement at age 65, early retirement at age 55 with a minimum of 15 years of service, or upon disability, death, termination or hardship. A participant may elect distributions in a lump sum, in installments, or as an annuity for life.

   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

           The Harleysville National Bank and Trust Company maintains a Supplemental Executive Retirement Plan for certain officers and key employees of the banking subsidiaries. The plan provides for payment to the covered employee of an annual supplemental retirement benefit equal to 50% of their annual base salary upon retirement, thereafter offset by the employer's share of social security, defined benefit pension and available employer's share of social security, defined benefit pension and available employer's 401(k) matching contribution. There is a lifetime payout in retirement benefits with a minimum payout of 10 years. There is a pre-retirement death benefit, payable for 10 years, of 100% of the annual base salary for the first year, and 50% of the annual base salary for the next 9 years.

           The following table shows the estimated annual retirement benefit payable according to the Supplemental Executive Retirement Plan to an employee covered under the Plan:

  Base Salary      Year 1      Year 2      Year 3     Year 4     Year 5     Year 6     Year 7     Year 8     Year 9     Year 10
  -----------      ------      ------      ------     ------     ------     ------     ------     ------     ------     -------

    $100,000       $50,000     $50,000     $50,000    $50,000    $50,000    $50,000    $50,000    $50,000    $50,000    $50,000
     125,000        62,500      62,500      62,500     62,500     62,500     62,500     62,500     62,500     62,500     62,500
     150,000        75,000      75,000      75,000     75,000     75,000     75,000     75,000     75,000     75,000     75,000
     175,000        87,500      87,500      87,500     87,500     87,500     87,500     87,500     87,500     87,500     87,500
     200,000       100,000     100,000     100,000    100,000    100,000    100,000    100,000    100,000    100,000    100,000
     225,000       112,500     112,500     112,500    112,500    112,500    112,500    112,500    112,500    112,500    112,500
     250,000       125,000     125,000     125,000    125,000    125,000    125,000    125,000    125,000    125,000    125,000
     275,000       137,500     137,500     137,500    137,500    137,500    137,500    137,500    137,500    137,500    137,500
     300,000       150,000     150,000     150,000    150,000    150,000    150,000    150,000    150,000    150,000    150,000
     325,000       162,500     162,500     162,500    162,500    162,500    162,500    162,500    162,500    162,500    162,500
     350,000       175,000     175,000     175,000    175,000    175,000    175,000    175,000    175,000    175,000    175,000
     375,000       187,500     187,500     187,500    187,500    187,500    187,500    187,500    187,500    187,500    187,500
     400,000       200,000     200,000     200,000    200,000    200,000    200,000    200,000    200,000    200,000    200,000

           Salary upon which benefits would be calculated at December 31, 1998, under the Supplemental Executive Retirement Plan is $346,538 for Walter E. Daller, Jr., President and Chief Executive Officer of Harleysville National Corporation and of the Harleysville National Bank and Trust Company; credited coverage under the plan is 13 years.

           Salary upon which benefits would be calculated at December 31, 1998, under the Supplemental Executive Retirement Plan is $168,173 for Demetra M. Takes, Vice President of Harleysville National Corporation and Executive Vice President of the Harleysville National Bank and Trust Company; credited coverage under the plan is 8 years.

           Salary upon which benefits would be calculated at December 31, 1998, under the Supplemental Executive Retirement Plan is $106,510 for Vernon L. Hunsberger, Treasurer of Harleysville National Corporation and Senior Vice President, Chief Financial Officer, and Cashier of the Harleysville National Bank and Trust Company; credited coverage under the plan is 3 years.

           Salary upon which benefits would be calculated at December 31, 1998, under the Supplemental Executive Retirement Plan is $87,170 for Dennis L. Detwiler, Senior Vice President of the Harleysville National Bank and Trust Company; credited coverage under the plan is 3 years.

           Fred C. Reim, Jr., President and Chief Executive Officer of Security National Bank may become eligible to participate in the plan following 5 years of service.

   1993 STOCK INCENTIVE PLAN

           Harleysville National Corporation maintains the 1993 Stock Incentive Plan. The plan's purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

           A disinterested committee of the corporation's Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. During 1998, the corporation granted 72,500 incentive stock options. The total number of options exercised under the Stock Incentive Plan during 1998 was 1,984.

   HARLEYSVILLE NATIONAL CORPORATION STOCK BONUS PLAN

           Harleysville National Corporation maintains the Harleysville National Corporation Stock Bonus Plan to recognize employees who have -

-        a strong interest in the successful operation of the business,

-        loyalty to the corporation and banking subsidiaries, and

-        visible evidence of increased efficiency.

           The Stock Bonus Plan is administered by the compensation committee of Harleysville National Corporation. The committee determines, annually, in its sole discretion, the amount of shares the corporation awards.

           Harleysville National Corporation awarded 126 shares at the annual employee awards meeting on January 13, 1998, to certain employees for exemplary service throughout 1997.

                      REPORT OF THE COMPENSATION COMMITTEE

           The Board of Directors of Harleysville National Corporation is responsible for governance of the corporation and its banking subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of our shareholders, customers and the communities served by the corporation and its banking subsidiaries. To accomplish the strategic goals and objectives of Harleysville National Corporation, the Board of Directors employs competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission. The wholly-owned banking subsidiaries of the corporation provide compensation to the respective employees of the corporation and its banking subsidiaries.

           The basic philosophy of Harleysville National Corporation and its banking subsidiaries' compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation committee, comprised of 2 outside directors whose names are listed at the end of this report, administers the compensation program. Mr. John W. Clemens also sat on the committee until becoming Director Emeritus in December 1998. The objectives of the committee are to establish:

- a fair compensation policy to govern executive officers' base salaries, and

-        incentive plans

   to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of Harleysville National Corporation and its banking subsidiaries. Management believes that this will result in:

-        improved profitability

-        increased dividends to our shareholders

- subsequent appreciation in the market value of shares of the corporation's common stock.

           Annually, the Board of Directors reviews and approves the compensation of the corporation's and its banking subsidiaries' top executives. The top executives, whose compensation is determined by the committee, include the chief executive officer, the executive vice president and all senior vice presidents. As a guideline for review in determining appropriate compensation, the committee considers:

-        various resource materials

- the corporation's earnings and overall performance relative to various peer groups both in the short term and long term historically.

           This peer group of banks with assets of $500 Million to $1 Billion is different than the peer group used for the Shareholder Return Performance Graph. The principal resources used for peer group comparisons are:

-        1998 edition of the annual SNL Executive Compensation Review of
         Commercial Banks

- 1998 edition of the L. R. Webber Associates Salary/Benefits Survey of the Pennsylvania Financial Services Industry.

           The peer group on the "Shareholder Return Performance Graph" includes bank holding companies and banks listed on NASDAQ which may not be located in Pennsylvania.

           The compensation committee does not deem Section 162 (m) of the Internal Revenue Code to be applicable to the corporation at this time. The compensation committee intends to monitor the future application of Section 162 (m) of the Internal Revenue Code to the compensation paid to its executives, officers and, in the event that this section becomes applicable, the compensation committee intends to amend the corporation's compensation plans to preserve the deductibility of compensation payable under the plans.

   CHIEF EXECUTIVE OFFICER COMPENSATION

           The Board of Directors has determined that the compensation of the chief executive officer as increased by 5% over 1998 compensation of $340,000 is appropriate in light of the following 1998 performance accomplishments as of September 30, 1998:

         for the Harleysville National Bank and Trust Company:

-        a 15.5% increase in net income

-        a 18.1% return on equity

-        a 14.1% increase in assets

-        a 1.54% return on assets
         for The Harleysville National Corporation:

-        a 12.3% increase in stockholder dividends.

         There is, however, no direct correlation between the chief executive officer's compensation, the chief executive officer's increase in compensation and any of the above criteria, nor is there any specific weight given by the committee to any of the above individual criteria. The increase in the chief executive officer's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

   EXECUTIVE OFFICERS

           The Board of Directors has established that the compensation of the executive officers of Harleysville National Corporation and its banking subsidiaries will increase by 7.98% over 1998 compensation of $1,018,050 in the aggregate. Compensation increases were determined by the committee based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers among numerous factors the corporation's performance as measured by:

-        earnings,
-        revenues,
-        return on assets,
-        return on equity,
-        market share,
-        total assets,
-        non-performing loans.

         Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employee's compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, as it deems relevant.

         In addition to base salary, executive officers of Harleysville National Corporation and its banking subsidiaries may participate currently in the following annual and long-term incentive plans:

-        Pension Plan,
-        401(k) Plan,
-        Non-qualified Supplement Retirement Benefit Plan,
-        1993 Stock Incentive Plan.

         Total compensation opportunities available to the employees of the corporation and its banking subsidiaries are influenced by:

-        general labor market conditions,
-        the individual's specific responsibilities,
-        the individual's contributions to our success.

         Individuals are reviewed annually on a calendar year basis. Harleysville National Corporation and its banking subsidiaries strive to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, Harleysville National Corporation strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.

                             COMPENSATION COMMITTEE
                             MARTIN E. FOSSLER
                             PALMER E. RETZLAFF

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, no current or former officer or employee of Harleysville National Corporation or of any of its banking subsidiaries served on the compensation committee. In addition, none of the members of the committee had any relationship with Harleysville National Corporation or of any of its subsidiaries that would require disclosure under Item 404 of the Securities Exchange Commission's Regulation S-K, relating to insider transactions and indebtedness of management.

SHAREHOLDER RETURN PERFORMANCE GRAPH

         A line graph comparing the yearly change in the cumulative total shareholder return on the corporation's common stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Bank Stocks Index for the period of 5 fiscal years commencing January 1, 1994 and ending December 31, 1998, follows. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
             PERFORMANCE GRAPH FOR HARLEYSVILLE NATIONAL CORPORATION



                                  [LINE GRAPH]

                                     Legend

CRSP Total Returns Index for:                12/1993    12/1994    12/1995    12/1996    12/1997    12/1998
-----------------------------                -------    -------    -------    -------    -------    -------
Harleysville National Corporation             100.0      134.9      141.4      130.5      244.2      232.4
Nasdaq Stock Market (US Companies)            100.0       97.8      138.3      170.0      208.6      293.2
Nasdaq Bank Stocks                            100.0       99.6      148.4      195.9      328.0      324.9
SIC 6020-6029, 6710-6719 US & Foreign

Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 12/31/1993.

CERTAIN TRANSACTIONS

         There have been no material transactions between any director or executive officer of Harleysville National Corporation or its banking subsidiaries or any of their associates, and Harleysville National Corporation or its banking subsidiaries, nor are any such material transactions proposed. The corporation and its banking subsidiaries have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the corporation and its banking subsidiaries and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of its banking subsidiaries. Total loans outstanding from Harleysville National Corporation and its banking subsidiaries at December 31, 1998, to the corporation and its banking subsidiaries' executive officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $4,470,853 or approximately 3.64% of the total equity capital of Harleysville National Corporation. Loans to such persons were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Total interest paid by the banks during 1998 on deposits held by such persons was $239,100.

COMPLIANCE WITH SECTION 16(A) REPORTING

         The rules of the Securities and Exchange Commission require that the corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of the corporation's knowledge, there were no late filings during 1998.

INDEPENDENT AUDITORS

         Grant Thornton LLP, Certified Public Accountants, of Philadelphia, Pennsylvania, served as Harleysville National Corporation's independent auditors for the 1998 fiscal year. Grant Thornton LLP assisted the corporation and its subsidiaries with:

-        preparation of federal and state tax returns; and
-        assistance in connection with regulatory matters

charging the banking subsidiaries for such services at its customary hourly billing rates. These non-audit services were approved by the corporation's Board of Directors after due consideration of the effect of the performance thereof on the independence of the auditors. Grant Thornton LLP has advised the corporation that none of its members has any financial interest in Harleysville National Corporation. The Board of Directors of Harleysville National Corporation has appointed Grant Thornton LLP, Certified Public Accountants, as the corporation's auditors for the fiscal year ending December 31, 1999.

LEGAL PROCEEDINGS

         In the opinion of the management of Harleysville National Corporation and its banking subsidiaries, there are no proceedings pending to which the corporation and its banking subsidiaries are a party or to which their property is subject, which, if determined adversely to the corporation and its banking subsidiaries, would be material in relation to the corporation's and its banking subsidiaries' undivided profits or financial condition. There are no proceedings pending other than routine litigation incident to the business of the corporation and its banking subsidiaries. In addition, no material proceedings are pending or are known to be threatened or contemplated against Harleysville National Corporation and its banking subsidiaries by government authorities.

ANNUAL REPORT

         We enclose a copy of Harleysville National Corporation's annual report for the fiscal year ended December 31, 1998 with this proxy statement. We furnish the annual report to shareholders for their information. We have not incorporated the annual report, or any part of the annual report in this proxy statement. A representative of Grant Thornton LLP will attend the annual meeting, and will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders.

SHAREHOLDER PROPOSALS

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in Harleysville National Corporation's proxy statement for the year 2000 Annual Meeting of Shareholders, must deliver the proposal in writing to the Secretary of the corporation at the principal executive offices of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438, on or before Tuesday, November 9, 1999.

ADDITIONAL INFORMATION

         Any shareholder may obtain a copy of Harleysville National Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including the financial statements and the Schedules thereto, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438, telephone 215-256-8851.

OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but, if any matters are properly presented, persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.


                                             By Order of the Board of Directors,


                                             /s/ Walter E. Daller, Jr.

                                             Walter E. Daller, Jr.
                                             President and
                                             Chief Executive Officer


Date:  March 15, 1999

                                   EXHIBIT "A"

                        HARLEYSVILLE NATIONAL CORPORATION

                            1998 STOCK INCENTIVE PLAN


1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to advance the development, growth and financial condition of Harleysville National Corporation (the "corporation") and each subsidiary thereof, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing incentives through participation in the appreciation of the common stock of the corporation to secure, retain and motivate personnel who may be responsible for the operation and for management of the affairs of the corporation and any subsidiary now or hereafter existing ("Subsidiary").

2. Term. The Plan shall become effective as of the date it is adopted by the corporation's Board of Directors (the "Board"), and shall be presented for approval at the next meeting of the corporation's shareholders. Any and all options and rights awarded under the Plan (the "Awards") before it is approved by the corporation's shareholders shall be conditioned upon, and may not be exercised before, receipt of shareholder approval, and shall lapse upon failure to receive such approval. Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after the tenth anniversary of the effective date of the Plan.

3. Stock. Shares of the corporation's common stock (the "Stock"), that may be issued under the Plan shall not exceed, in the aggregate, 575,000 shares, as may be adjusted pursuant to Section 19 hereof. Shares may be either authorized and unissued shares, or authorized shares, issued by and subsequently reacquired by the corporation as treasury stock. Under no circumstances shall any fractional shares be awarded under the Plan. Except as may be otherwise provided in the Plan, any Stock subject to an Award that, for any reason, lapses or terminates prior to exercise, shall again become available for grant under the Plan. While the Plan is in effect, the corporation shall reserve and keep available the number of shares of Stock needed to satisfy the requirements of the Plan. The corporation shall apply for any requisite governmental authority to issue shares under the Plan. The corporation's failure to obtain any such governmental authority, deemed necessary by the corporation's legal counsel for the lawful issuance and sale of Stock under the Plan, shall relieve the corporation of any duty, or liability for the failure to issue or sell the Stock.

4. Administration. The ability to control and manage the operation and administration of the Plan shall be vested in the Board or in a committee of two or more members of the Board, selected by the Board (the "Committee"). The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make any and all determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by the Committee under the Plan is final and binding.

         The Committee shall be responsible and shall have full, absolute and final power of authority to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and the stock option exercise prices. The Committee shall make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

5. Awards. Awards may be made under the Plan in the form of: (a) "Qualified Options" to purchase Stock, which are intended to qualify for certain tax treatment as incentive stock options under Sections 421 and 422 of the Code, (b) "Non-Qualified Options" to purchase Stock, which are not intended to qualify under Sections 421 through 424 of the Code, (c) Stock Appreciation Rights ("SARs"), or (d) "Restricted Stock". More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of another Award, either to the same person or otherwise, or impose any obligation to exercise on the participant. All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements. Multiple Awards for a particular person may be set forth in a single written agreement or in multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified Option, Non-Qualified Option or Stock Appreciation Right, as the case may be.

6. Eligibility. Persons eligible to receive Awards shall be those key officers and other employees of the corporation and each Subsidiary, as determined by the Committee. A person's eligibility to receive an Award shall not confer upon him or her any right to receive an Award. Except as otherwise provided, a person's eligibility to receive, or actual receipt of an Award under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the corporation or of its affiliates.

7. Qualified Options. In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

         (a) The maximum number of shares of Stock that may be issued by options intended to be Qualified Options shall be 575,000 shares.

         (b) No Qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the corporation's shareholders, whichever is earlier;

         (c) The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date the Qualified Option is awarded;

         (d) If a participant, who was awarded a Qualified Option, ceases to be employed by the corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the participant thereafter to exercise the option during its remaining term for a period of not more than three (3) months after cessation of employment to the extent that the Qualified Option was then and remains exercisable, unless such employment cessation was due to the participant's disability, as defined in Section 22(e)(3) of the Code, in which case the three (3) month period shall be twelve (12) months; if the participant dies while employed by the corporation or a Subsidiary, the Committee may permit the participant's qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, to exercise the Qualified Option during its remaining term for a period of not more than twelve
                  (12) months after the participant's death to the extent that the Qualified Option was then and remains exercisable; the Committee may impose terms and conditions upon and for the exercise of a Qualified Option after the cessation of the participant's employment or his or her death;

         (e) The purchase price of Stock subject to any Qualified Option shall not be less than the Stock's fair market value at the time the Qualified Option is awarded and shall not be less than the Stock's par value; and

         (f) Qualified Options may not be sold, transferred or assigned by the participant except by Will or the laws of descent and distribution.

8. Non-Qualified Options. In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

         (a) The time period during which any Non-Qualified Option is exercisable shall not commence before the expiration of six
                  (6) months or continue beyond the expiration of ten (10) years after the date the Non-Qualified Option is awarded;

         (b) If a participant, who was awarded a Non-Qualified Option, ceases to be eligible under the Plan, before lapse or full exercise of the option, the Committee may permit the participant to exercise the option during its remaining term, to the extent that the option was then and remains exercisable, or for such time period and under such terms and conditions as may be prescribed by the Committee;

         (c) The purchase price of a share of Stock subject to any Non-Qualified Option shall not be less than the Stock's par value; and

         (d) Except as otherwise provided by the Committee, Non-Qualified Stock Options granted under the Plan are not transferable except as designated by the participant by Will and the laws of descent and distribution.

9. Stock Appreciation Rights. In addition to other applicable provisions of the Plan, all SARs and Awards thereof shall be under and subject to the following terms and conditions:

         (a) SARs may be granted either alone, or in connection with another previously or contemporaneously granted Award (other than another SAR) so as to operate in tandem therewith by having the exercise of one affect the right to exercise the other, as and when the Committee may determine; however, no SAR shall be awarded in connection with a Qualified Option more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the corporation's shareholders, whichever date is earlier;

         (b) Each SAR shall entitle the participant to receive upon exercise of the SAR all or a portion of the excess of (i) the fair market value at the time of such exercise of a specified number of shares of Stock as determined by the Committee, over
                  (ii) a specified price as determined by the Committee of such number of shares of Stock that, on a per share basis, is not less than the Stock's fair market value at the time the SAR is awarded, or if the SAR is connected with another Award, such lesser percentage of the Stock purchase price thereunder as may be determined by the Committee;

         (c) Upon exercise of any SAR, the participant shall be paid either in cash or in Stock, or in any combination thereof, as the Committee shall determine; if such payment is to be made in Stock, the number of shares thereof to be issued pursuant to the exercise shall be determined by dividing the amount payable upon exercise by the Stock's fair market value at the time of exercise;

         (d) The time period during which any SAR is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months; however, no SAR connected with another Award shall be exercisable beyond the last date that such other connected Award may be exercised;

         (e) If a participant holding a SAR, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the participant thereafter to exercise such SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

         (f) No SAR shall be awarded in connection with any Qualified Option unless the SAR (i) lapses no later than the expiration date of such connected Option, (ii) is for not more than the difference between the Stock purchase price under such connected Option and the Stock's fair market value at the time the SAR is exercised, (iii) is transferable only when and as such connected Option is transferable and under the same conditions, (iv) may be exercised only when such connected Option may be exercised, and (v) may be exercised only when the Stock's fair market value exceeds the Stock purchase price under such connected Option.

10. Restricted Stock. In addition to other applicable provisions of the Plan, all Restricted Stock and Awards thereof shall be under and subject to the following terms and conditions:

         (a) Restricted Stock shall consist of shares of Stock that may be acquired by and issued to a participant at such time, for such or no purchase price, and under and subject to such transfer, forfeiture and other restrictions, conditions or terms as shall be determined by the Committee, including but not limited to prohibitions against transfer, substantial risks of forfeiture within the meaning of Section 83 of the Code, and attainment of performance or other goals, objectives or standards, all for or applicable to such time periods as determined by the Committee;

         (b) Except as otherwise provided in the Plan or the Restricted Stock Award, a recipient holding shares of Restricted Stock shall have all the rights as does a holder of Stock, including without limitation the right to vote such shares and receive dividends with respect thereto; however, during the time period of any restrictions, conditions or terms applicable to such Restricted Stock, the shares thereof and the right to vote the same and receive dividends thereon shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Plan or the Restricted Stock Award;

         (c) Each certificate issued for shares of Restricted Stock shall be deposited with the Secretary of the corporation, or the office thereof, and shall bear a legend in substantially the following form and content:

                           THIS CERTIFICATE AND THE SHARES OF STOCK HEREBY REPRESENTED ARE SUBJECT TO THE PROVISIONS OF THE CORPORATION'S 1998 STOCK INCENTIVE PLAN AND A CERTAIN AGREEMENT ENTERED INTO BETWEEN THE HOLDER AND THE CORPORATION PURSUANT TO THE PLAN. THE RELEASE OF THIS CERTIFICATE AND THE SHARES OF STOCK HEREBY REPRESENTED FROM SUCH PROVISIONS SHALL OCCUR ONLY AS PROVIDED BY THE PLAN AND AGREEMENT, A COPY OF WHICH ARE ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION.

                  Upon the lapse or satisfaction of the restrictions, conditions and terms applicable to the Restricted Stock, a certificate for the shares of Stock free of restrictions and without the legend shall be issued to the recipient;

         (d) If a recipient's employment with the corporation or a Subsidiary ceases for any reason prior to the lapse of the restrictions, conditions or terms applicable to his or her Restricted Stock, all of the recipient's Restricted Stock still subject to unexpired restrictions, conditions or terms shall be forfeited absolutely by the recipient to the corporation without payment or delivery of any consideration or other thing of value by the corporation or its affiliates, and thereupon and thereafter neither the recipient nor his or her heirs, personal or legal representatives, successors, assigns, beneficiaries, or any claimants under the recipient's Last Will or laws of descent and distribution, shall have any rights or claims to or interests in the forfeited Restricted Stock or any certificates representing shares thereof, or claims against the corporation or its affiliates with respect thereto.

11. Exercise. Except as otherwise provided in the Plan, Awards may be exercised in whole or in part by giving written notice thereof to the Secretary of the corporation, or his or her designee, identifying the Award to be exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash or in securities of the corporation, including securities issuable hereunder, at its then current fair market value, or in any combination thereof, as the Committee shall determine. Funds received by the corporation from the exercise of any Award shall be used for its general corporate purposes.

                  The number of shares of Stock subject to an Award shall be reduced by the number of shares of Stock with respect to which the participant has exercised rights under the Award. If a SAR is awarded in connection with another Award, the number of shares of Stock that may be acquired by the participant under the other connected Award shall be reduced by the number of shares of Stock with respect to which the participant has exercised his or her SAR, and the number of shares of Stock subject to the participant's SAR shall be reduced by the number of shares of Stock acquired by the participant pursuant to the other connected Award.

                  The Committee may permit an acceleration of previously established exercise terms of any Awards as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate.

         In addition:

         (a) if the corporation or its shareholders execute an agreement to dispose of all or substantially all of the corporation's assets or stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the corporation's shareholders, immediately before the transaction, will not own at least fifty percent (50%) of the total combined voting power of all classes of voting stock of the surviving entity (be it the corporation or otherwise) immediately after the consummation of the transaction, then any and all outstanding Awards shall immediately become and remain exercisable or, if the transaction is not consummated, until the agreement relating to the transaction expires or is terminated, in which case, all Awards shall be treated as if the agreement was never executed;

         (b) if there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting stock of the corporation through the acquisition of, or an offer to acquire such percentage of the corporation's voting stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, then any and all outstanding awards shall immediately become and remain exercisable; or

         (c) if during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board (unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) then any and all Awards shall immediately become and remain exercisable.

12. Right of First Refusal. Each written agreement for an Award may contain a provision that requires as a condition to exercising a Qualified Option or a Non Qualified Option that the participant agree prior to selling, transferring or otherwise disposing of any shares of Stock obtained through the exercise of the Award to first offer such shares of Stock to the corporation for purchase. The terms and conditions of such right of first refusal shall be determined by the Committee in its sole and absolute discretion, provided that the purchase price shall be at least equal to the Stock's fair market value as determined under paragraph 14 below, and shall be subject to all applicable federal and state laws, rules and regulations.

13. Withholding. When a participant exercises a stock option or Stock Appreciation Right awarded under the Plan, the corporation, in its discretion and as required by law, may require the participant to remit to the corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for shares of Stock. At the Committee's discretion, remittance may be made in cash, shares already held by the participant or by the withholding by the corporation of sufficient shares issuable pursuant to the option to satisfy the participant's withholding obligation.

14. Value. Where used in the Plan, the "fair market value" of Stock or any options or rights with respect thereto, including Awards, shall mean and be determined by (a) the average of the highest and lowest reported sales prices thereof on the principal established domestic securities exchange on which listed, and if not listed, then (b) the average of the dealer "bid" and "ask" prices thereof on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), in either case as of the specified or otherwise required or relevant time, or if not traded as of such specified, required or relevant time, then based upon such reported sales or "bid" and "ask" prices before and/or after such time in accordance with pertinent provisions of and principles under the Code and the regulations promulgated thereunder.

15. Amendment. To the extent permitted by applicable law, the Board may amend, suspend, or terminate the Plan at any time. The amendment or termination of this Plan shall not, without the consent of the participants, alter or impair any rights or obligations under any Award previously granted hereunder.

                  From time to time, the Committee may rescind, revise and add to any of the terms, conditions and provisions of the Plan or of an Award as necessary or appropriate to have the Plan and any Awards thereunder be or remain qualified and in compliance with all applicable laws, rules and regulations, and the Committee may delete, omit or waive any of the terms, conditions or provisions that are no longer required by reason of changes of applicable laws, rules or regulations, including but not limited to, the provisions of Sections 421 and 422 of the Code, Section 16 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the rules and regulations promulgated by the Securities and Exchange Commission. Without limiting the generality of the preceding sentence, each Qualified Option shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify as a Qualified Option under Section 422 of the Code, including, but not limited to, the following provisions:

         (a) At the time a Qualified Option is awarded, the aggregate fair market value of the Stock subject thereto and of any Stock or other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the participant during any calendar year under the Plan and any other plans of the corporation or its affiliates, shall not exceed $100,000.00; and

         (b) No Qualified Option shall be awarded to any person if, at the time of the Award, the person owns shares of the stock of the corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the corporation or its affiliates, unless, at the time the Qualified Option is awarded, the exercise price of the Qualified Option is at least one hundred and ten percent (110%) of the fair market value of the Stock on the date of grant and the option, by its terms, is not exercisable after the expiration of five (5) years from the date it is awarded.

16. Continued Employment. Nothing in the Plan or any Award shall confer upon any participant or other persons any right to continue in the employ of, or maintain any particular relationship with, the corporation or its affiliates, or limit or affect any rights, powers or privileges that the corporation or its affiliates may have to supervise, discipline and terminate the participant. However, the Committee may require, as a condition of making and/or exercising any Award, that a participant agree to, and in fact provide services, either as an employee or in another capacity, to or for the corporation or any Subsidiary for such time period as the Committee may prescribe. The immediately preceding sentence shall not apply to any Qualified Option, to the extent such application would result in disqualification of the option under Sections 421 and 422 of the Code.

17. General Restrictions. If the Committee or Board determines that it is necessary or desirable to: (a) list, register or qualify the Stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) obtain the approval of any governmental authority, or (c) enter into an agreement with the participant with respect to disposition of any Stock (including, without limitation, an agreement that, at the time of the participant's exercise of the Award, any Stock thereby acquired is and will be acquired solely for investment purposes and without any intention to sell or distribute the Stock), then such Award shall not be consummated in whole or in part unless the listing, registration, qualification, approval or agreement, as the case may be, shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the corporation.

18. Rights. Except as otherwise provided in the Plan, participants shall have no rights as a holder of the Stock unless and until one or more certificates for the shares of Stock are issued and delivered to the participant.

19. Adjustments. In the event that the shares of common stock of the corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of common stock or other securities of the corporation or of other securities of the corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of common stock shall be increased through the payment of a stock dividend, stock split or similar transaction, then, there shall be substituted for or added to each share of common stock of the corporation that was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of common stock or other securities into which each outstanding share of the common stock of the corporation shall be so changed or for which each such share shall be exchanged or to which each such shares shall be entitled, as the case may be. Each outstanding Award shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

                  If there shall be any other change in the number or kind of the outstanding shares of the common stock of the corporation, or of any common stock or other securities in which such common stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award that was theretofore granted or that may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

                  The grant of an Award under the Plan shall not affect in any way the right or power of the corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

                  Fractional shares resulting from any adjustment in Awards pursuant to this Section 19 may be settled as a majority of the members of the Board of Directors or of the Committee, as the case may be, shall determine.

                  To the extent that the foregoing adjustments relate to common stock or securities of the corporation, such adjustments shall be made by a majority of the members of the Board or of the Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the corporation to each holder of an Award that is so adjusted.

20. Forfeiture. Notwithstanding anything to the contrary in this Plan, if the Committee finds, after full consideration of the facts presented on behalf of the corporation and the involved participant, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her employment by the corporation or by any Subsidiary and such action has damaged the corporation or the Subsidiary, as the case may be, or that the participant has disclosed trade secrets of the corporation or its affiliates, the participant shall forfeit all rights under and to all unexercised Awards, and under and to all exercised Awards under which the corporation has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Awards and rights shall be automatically canceled. The decision of the Committee as to the cause of the participant's discharge from employment with the corporation or any Subsidiary and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the participant's discharge by the corporation or Subsidiary for any other purposes. The preceding provisions of this paragraph shall not apply to any Qualified Option to the extent such application would result in disqualification of the option as an incentive stock option under Sections 421 and 422 of the Code.

21. Indemnification. In and with respect to the administration of the Plan, the corporation shall indemnify each member of the Committee and/or of the Board, each of whom shall be entitled, without further action on his or her part, to indemnification from the corporation for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys' fees and disbursements) incurred by the member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the corporation, any class of its security holders, or otherwise, in which the member may be or may have been involved, as a party or otherwise, by reason of his or her being or having been a member of the Committee and/or of the Board, whether or not he or she continues to be a member of the Committee or of the Board. The provisions, protection and benefits of this Section shall apply and exist to the fullest extent permitted by applicable law to and for the benefit of all present and future members of the Committee and/or of the Board and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except (a) to the extent there is entitlement to insurance proceeds under insurance coverages provided by the corporation on account of the same matter or proceeding for which indemnification hereunder is claimed, or (b) to the extent there is entitlement to indemnification from the corporation, other than under this Section, on account of the same matter or proceeding for which indemnification hereunder is claimed.

22. Taxes. The issuance of shares of common stock under the Plan shall be subject to any applicable taxes or other laws or regulations of the United States of America and any state or local authority having jurisdiction there over.

23.      Miscellaneous.

         (a) Any reference contained in this Plan to particular section or provision of law, rule or regulation, including but not limited to the Code and the 1934 Act, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 and the rules and regulations promulgated thereunder, or any successor rules and regulations that may be promulgated by the Securities and Exchange Commission, and to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee.

         (b) Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and the term "affiliates" shall mean each and every Subsidiary and any parent of the corporation.

         (c) The captions of the numbered Sections contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

                                   EXHIBIT "B"

                        HARLEYSVILLE NATIONAL CORPORATION

                  1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN


         1. Purpose. The 1998 Independent Directors Stock Option Plan (the "Plan") was established to advance the development, growth and financial condition of Harleysville National Corporation (the "corporation") and its subsidiaries, by providing an incentive, through participation in the appreciation of the capital stock of the corporation, and thereby securing, retaining and motivating members of the corporation's Board of Directors who are not officers or employees of the corporation or any subsidiary thereof (the "non-employee directors").

         2. Term. The Plan shall become effective as of the date it is adopted by the corporation's Board of Directors (the "Board"), and shall be presented for approval at the next meeting of the corporation's shareholders. Any and all options awarded under the Plan before it is approved by the corporation's shareholders shall be conditioned upon, and may not be exercised before, receipt of shareholder approval, and shall lapse upon failure to receive such approval. Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after the tenth anniversary of the effective date of the Plan.

         3. Stock. The shares of the corporation's common stock (the "common stock") issuable under the Plan shall not exceed 75,000 shares. The amount of common stock issuable under the Plan may be adjusted pursuant to Section 10 hereof. The common stock issuable hereunder may be either authorized and unissued shares of common stock, or authorized shares of common stock issued by the corporation and subsequently reacquired by it as treasury stock, or shares purchased in open market transactions. Under no circumstances shall fractional shares be issued under the Plan. The corporation's failure to obtain any governmental authority deemed necessary by the corporation's legal counsel for the proper grant of the stock options under this Plan and/or the issuance of common stock under the Plan shall relieve the corporation of any duty or liability for the failure to grant stock options under the Plan and/or issue common stock under the Plan as to which such authority has not been obtained.

         4. Stock Options. Stock options shall be granted and awarded under the Plan to each non-employee director of the corporation who is a member of the corporation's Board of Directors on the grant dates as follows:

                  3,750 shares of Common Stock (the "Stock Options") shall be granted and awarded to each non-employee director at the first organizational meeting of the Board of Directors immediately following the 1999 Annual Meeting of Shareholders; and

                  3,750 shares of common Stock Options shall be granted and awarded to each non-employee director on the first business day of January in 2000;

                  the remaining shares under the Plan shall be awarded and granted on the first business day of January of each following year beginning in 2001 at the rate of 500 shares of common Stock Options per each non-employee director of the corporation until such time as no shares remain available under the Plan;

under the following terms and conditions:

                  (a) The time period during which any Stock Option is exercisable shall be ten (10) years after the date of grant.

                  (b) If a director, who has received an award pursuant to the Plan, ceases to be a member of the Board of Directors for any reason and is not designated as "Director Emeritus" by the remaining members of the Board of Directors at the time of such cessation, then the director may exercise the Stock Option not more than twelve (12) months after such cessation. If named Director Emeritus, then such Director Emeritus may exercise his or her Stock Options for the remaining term. If a director, who has received an award pursuant to the Plan dies, the director's qualified personal representative, or any person who acquires a Stock Option pursuant to the director's Will or the laws of descent and distribution, may exercise such Stock Option during its remaining term for a period of not more than twelve (12) months after the director's death to the extent that the Stock Option would then be and remains exercisable.

                  (c) The purchase price of a share of common stock subject to a Stock Option shall be the fair market value of the common stock on the date of grant, as determined under Section 6 hereof.

                  (d) The Stock Option shall be made by a written agreement in the form, attached hereto as Exhibit "A," with such changes therein as may be determined by the Committee (as such term is defined in Section 12 hereof) (the "Stock Option Agreement").

         5. Exercise. Except as otherwise provided in the Plan, a Stock Option may be exercised in whole or in part by giving written notice thereof to the Secretary of the corporation, or his/her designee, identifying the Stock Option being exercised, the number of shares of common stock with respect thereto, and other information pertinent to the exercise of the Stock Option. The purchase price of the shares of common stock with respect to which a Stock Option is exercised shall be paid with the written notice of exercise, either in cash or in common stock, including common stock issuable hereunder, at its then current fair market value, or any combination of cash or common stock. Funds received by the corporation from the exercise of any Stock Option shall be used for its general corporate purposes. The number of shares of common stock subject to a Stock Option shall be reduced by the number of shares of common stock with respect to which the director has exercised rights under the related Stock Option Agreement.

         If the corporation or its shareholders execute an agreement to dispose of all or substantially all of the corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the corporation's shareholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all outstanding Stock Options shall immediately become exercisable until the consummation of such transaction, or if not consummated, until the agreement therefor expires or is terminated, in which case thereafter all Stock Options shall be treated as if the agreement never had been executed. If during any period of two (2) consecutive years, the individuals, who at the beginning of such period, constituted the Board of Directors, cease for any reason to constitute at least a majority of the Board of Directors (unless the election of each director of the Board of Directors, who was not a director of the Board of Directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) thereupon any and all outstanding Stock Options shall immediately become exercisable. If there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of any class of voting stock of the corporation through the acquisition of, or an offer to acquire, such percentage of the corporation's voting stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board of Directors, thereupon any and all outstanding Stock Options shall immediately become exercisable.

         6. Value. Where used in the Plan, the "fair market value" of Stock or any options or rights with respect thereto, including Awards, shall mean and be determined by (a) the average of the highest and lowest reported sales prices thereof on the principal established domestic securities exchange on which listed, and if not listed, then (b) the average of the dealer "bid" and "ask" prices thereof on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), in either case as of the specified or otherwise required or relevant time, or if not traded as of such specified, required or relevant time, then based upon such reported sales or "bid" and "ask" prices before and/or after such time in accordance with pertinent provisions of and principles under the Code and the regulations promulgated thereunder.

         7. Continued Relationship. Nothing in the Plan or in any Stock Option shall confer upon any director any right to continue his relationship with the corporation as a director, or limit or affect any rights, powers or privileges that the corporation or its affiliates may have to supervise, discipline and terminate such director, and the relationships thereof.

         8. General Restrictions. The Board of Directors may require, in its discretion, (a) the listing, registration or qualification of the common stock issuable pursuant to the Plan on any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an execution of an agreement by any director with respect to disposition of any common stock (including, without limitation, that at the time of the director's exercise of the Stock Option, any common stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute the common stock). If the Board of Directors so requires, then Stock Options shall not be exercised, in whole or in part, unless such listing, registration, qualification, approval or agreement has been appropriately effected or obtained to the satisfaction of the Board of Directors and legal counsel for the corporation. Notwithstanding anything to the contrary herein, a director shall not sell, transfer or otherwise dispose of any shares of common stock acquired pursuant to a Stock Option unless at least six (6) months have elapsed from the date the Stock Option was granted and, in any event, the transfer or disposition is made in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and as the same may be amended from time to time.

         9. Rights. Except as otherwise provided in the Plan, a director shall have no rights as a holder of the common stock subject to a Stock Option unless and until one or more certificates for the shares of common stock are issued and delivered to the director. No Stock Option, or the grant thereof, shall limit or affect the right or power of the corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

         10. Adjustments. In the event that the shares of common stock of the corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of common stock or other securities of the corporation or of other securities of the corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of common stock shall be increased through the payment of a stock dividend, stock split or similar transaction, then, there shall be substituted for or added to each share of common stock of the corporation that was theretofore appropriated, or that thereafter may become subject to a Stock Option under the Plan, the number and kind of shares of common stock or other securities into which each outstanding share of the common stock of the corporation shall be so changed or for which each such share shall be exchanged or to which each share shall be entitled, as the case may be. Each outstanding Stock Option shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

         If there shall be any other change in the number or kind of the outstanding shares of common stock of the corporation, or of any common stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, and if a majority of the members of the Board of Directors shall, in their sole discretion, determine that the change equitably requires an adjustment in any Stock Option that was theretofore granted or that may thereafter be granted under the Plan, then such adjustment shall be made in accordance with the determination.

         The grant of a Stock Option pursuant to the Plan shall not affect, in any way, the right or power of the corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         Fractional shares resulting from any adjustment in a Stock Option pursuant to this Section 10 may be settled as a majority of the members of the Board of Directors or of the Committee, as the case may be, shall determine.

         To the extent that the foregoing adjustments relate to common stock or securities of the corporation, such adjustments shall be made by a majority of the members of the Board of Directors or of the Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the corporation to each holder of a Stock Option that is so adjusted.

         11. Forfeiture. Notwithstanding anything to the contrary in this Plan, if an option holder is engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his relationship with the corporation or its affiliates, or has disclosed trade secrets of the corporation or its affiliates, the option holder shall forfeit all rights under and to all unexercised Stock Options, and all exercised Stock Options for which the corporation has not yet delivered certificates for shares of common stock, and all rights to receive Stock Options shall be automatically canceled.

         12. Administration. The ability to control and manage the operation and administration of the Plan shall be vested in the Board of Directors or in a committee of two or more members of the Board of Directors, selected by the Board of Directors (the "Committee"). The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make any and all determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

         13. Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of the Rule and the regulations promulgated thereunder or any successor rule that may be promulgated by the Securities and Exchange Commission. To the extent any provision of this Plan fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law, subject to the provisions of Section 15, below. Where used in this Plan, the plural shall include the singular, and, unless the context otherwise clearly requires, the singular shall include the plural and the masculine shall include the feminine. The captions of the numbered Sections contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

         14. Transferability. Except as otherwise provided by the Board of Directors, Stock Options granted under the Plan are not transferable except as designated by the participant by Will and the laws of descent and distribution.

         15. Amendment. The Plan may be amended, suspended or terminated, without notice, by a majority vote of the Board of Directors of the corporation.

         16. Taxes. The issuance of shares of common stock under the Plan shall be subject to any applicable taxes or other laws or regulations of the United States of America and any state or local authority having jurisdiction there over.

                                    EXHIBIT A

                        HARLEYSVILLE NATIONAL CORPORATION

                  1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


         A STOCK OPTION (the " Stock Option") for________ (______) shares of common stock, (the "common stock"), of Harleysville National Corporation, a Pennsylvania business corporation (the "corporation") is hereby granted to
        (the "Director"), subject in all respects to the terms and provisions of the Harleysville National Corporation 1998 Independent Directors Stock Option Plan (the "Plan"). The option price as determined under Section 6 of the Plan is
$       per share.

         This Stock Option shall vest and become exercisable six (6) months from the date of this Agreement. This Option may not be exercised more than ten (10) years from the date of grant, and may be exercised during such term only in accordance with the terms of the Plan and this Agreement.



ATTEST:                         HARLEYSVILLE NATIONAL CORPORATION


                                  By
--------------------------          --------------------------------------------
Secretary                            Walter E. Daller, Jr., President and Chief
                                       Executive Officer


Dated:
      --------------------

         The Director acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof. The Director hereby accepts this Stock Option subject to all the terms and provisions of the Plan.

Dated:
      --------------------


                                    --------------------------------------------
                                     Director

                        HARLEYSVILLE NATIONAL CORPORATION
                           ANNUAL MEETING -- 9:30 A.M.
                             BREAKFAST -- 8:30 A.M.
                                 APRIL 13, 1999

                FOR YOUR CONVENIENCE - RETAIN FOR YOUR REFERENCE

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 13, 1999 at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

Breakfast will be served prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m.


         PLEASE RETURN YOUR PROXY VOTE IF YOU HAVE NOT ALREADY DONE SO.


--------------------------------------------------------------------------------
IF YOU FIND THAT YOUR PLANS HAVE CHANGED AND YOU WILL BE UNABLE TO JOIN US FOR THE ANNUAL MEETING AND BREAKFAST, KINDLY CALL HARLEYSVILLE NATIONAL CORPORATION'S SHAREHOLDER SERVICES DEPARTMENT AT 215-256-8851 EXT. 1312, AND HELP US ELIMINATE UNNECESSARY CHARGES. THANK YOU.
--------------------------------------------------------------------------------

                          Breakfast Invitation Response

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 13, 1999 at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

You are cordially invited to join us for breakfast prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m.

Would you be kind enough to help us make appropriate arrangements by filling out and returning this self-addressed, stamped response card?

For your convenience, enclosed are directions to Presidential Caterers.

         Please print
         name(s)



         (   )    Yes, I will join you for breakfast and the Annual Meeting at
                  Presidential Caterers on Tuesday, April 13, 1999.

                       DIRECTIONS TO PRESIDENTIAL CATERERS
                     2910 DEKALB PIKE - NORRISTOWN, PA 19401
                                  610-275-7300

         NOTE TO ALL DRIVERS: There is a traffic island in the middle of the road on Route 202 just in front of Presidential's driveway so you CANNOT make a left turn off Route 202 into the driveway. You MUST enter the driveway with a right turn.

                                     ******

         FROM KING OF PRUSSIA - Take Route 202 North through Norristown to East Norriton. After crossing the intersection at Germantown Pike (Route 422), the driveway to Presidential will be on your right.

         FROM MONTGOMERYVILLE & LANSDALE - Take Route 202 South to East Norriton. Turn Right at Township Line Road (CVS Pharmacy on corner). Go one block and turn left at Swede Road. Proceed to Germantown Pike and turn Left. Next light, Route 202 (DeKalb Pike) turn left. Driveway to Presidential will be on your right.

         FROM PHILADELPHIA - Take Schuylkill Expressway to Plymouth Meeting. Exit Route 476 North to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202; driveway to Presidential will be on your right.

         FROM MAIN LINE - Take Blue Route, 476 North, to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202; driveway to Presidential will be on your right.

         FROM WILLOW GROVE - Take PA-Turnpike (Route 276) to Norristown Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202; driveway to Presidential will be on your right.

                       HARLEYSVILLE NATIONAL CORPORATION

                                      PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 13, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints James W. Hamilton and Vernon L. Hunsberger, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the "Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, on Tuesday, April 13, 1999, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

1.       ELECTION OF CLASS A DIRECTORS TO SERVE FOR A FOUR-YEAR TERM

                  |_| FOR all nominees listed below (except as marked to the contrary)

                  |_|   WITHHOLD AUTHORITY
                        to vote for all nominees listed below

                  (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                  Walter F. Vilsmeier   Harold A. Herr      Henry M. Pollak.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS A DIRECTORS LISTED ABOVE.

2. PROPOSAL TO APPROVE AND ADOPT THE HARLEYSVILLE NATIONAL CORPORATION 1998 STOCK INCENTIVE PLAN FOR EMPLOYEES OF THE CORPORATION AND ITS SUBSIDIARIES.

         |_|   FOR           |_|   AGAINST             |_|   ABSTAIN

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

3. PROPOSAL TO APPROVE AND ADOPT THE HARLEYSVILLE NATIONAL CORPORATION 1998 INDEPENDENT DIRECTORS STOCK OPTION PLAN.

         |_|   FOR          |_|   AGAINST          |_|   ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AT LEFT AND FOR PROPOSALS 2 AND 3.

         PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature______________________(SEAL) Signature______________________

(SEAL) Dated:_______________, 1999


NOTE: WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.